EXHIBIT 10.3

                             FIRST AMENDMENT
                                 TO THE
             GIANT INDUSTRIES, INC. AND AFFILIATED COMPANIES
                        DEFERRED COMPENSATION PLAN


WHEREAS, Giant Industries, Inc. (the "Employer") maintains the Giant Industries, Inc. and Affiliated Companies Deferred Compensation Plan (the "Plan") effective October 31, 2005; and

WHEREAS the Employer desires to amend the plan to permit a one-time change in distribution elections under transition rules under applicable regulations; and

WHEREAS the Board of Directors has authorized the Administrative
Committee to amend the Plan, to facilitate the Plan's administration of its design if the modifications do not significantly increase the cost of the Plan.

NOW, THEREFORE, the Plan is amended by adding Section 6.13 as follows:

"6.13	TRANSITION ELECTION

	A Participant may make an election to change the distribution date with respect to amounts deferred for 2005 under Section 6.4; the distribution form with respect to distributions under Section 6.1; and the distribution date under Section 6.7, as long as (1) the election is made by December 31, 2006, (2) the election change is not made with respect to payments that would otherwise be made in 2006, and (3) the election change does not cause payments to be made in 2006."

Adopted as of  November 13, 2006.

Administrative Committee of the Giant Industries, Inc.
and Affiliated Companies Deferred Compensation Plan

By: /s/ NATALIE R. DOPP
   -------------------------------------------------

Committee Member: Natalie R. Dopp
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